UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

August 25, 2005

Date of Report (date of earliest event reported)

PRECISION CASTPARTS CORP.

(Exact name of registrant as specified in its charter)

Oregon	1-10348	93-0460598
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4650 S.W. Macadam Avenue

Suite 440

Portland, Oregon 97239-4254

(Address of principal executive offices)

(503) 417-4800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.            MATERIAL DEFINITIVE AGREEMENT

On August 25, 2005, Precision Castparts Corp. entered into a definitive agreement to acquire Special Metals Corporation (SMC), a world leader in the production of high-performance nickel-based alloys and super alloys.  PCC will pay approximately $540 million in cash, including the repayment of SMC’s outstanding debt in the amount of approximately $237 million and the purchase of approximately 10.5 million shares valued at $28.75 per share.  PCC will finance the acquisition with cash on hand and its existing credit facilities, which currently have undrawn capacity of approximately $550 million.  The transaction is subject to regulatory approvals and other customary conditions, including Hart-Scott-Rodino, and is anticipated to close in the third quarter of fiscal 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRECISION CASTPARTS CORP.

Date: August 30, 2005	By:	/s/ William D. Larsson
	Name:	William D. Larsson
	Title:	Senior Vice President and
Chief Financial Officer
(Principal Financial and
Accounting Officer)